Exhibit 10.70

Option Agreement

This OPTION AGREEMENT (this “Agreement”) is made and entered into as of August 8, 2006 (the “Effective Date”), by and between DTS, Inc., a Delaware corporation (together with its Affiliates and permitted assigns, “DTS”), and Avica Technology Corporation, a California corporation (“Avica”).  Capitalized terms used without definition shall have the meanings set forth in Section 8.2 hereof.

Whereas, DTS and Avica have entered into an Exclusive License Agreement, dated as of the date hereof (the “Exclusive License Agreement”);

Whereas, DTS may, in its sole discretion, deliver a Purchase Election Notice (as such term is defined below) to cause Avica to (i) sell all or substantially all of its assets to DTS and (ii) assign to or cause to be assumed by DTS any of Avica’s contracts, in accordance with their terms, as DTS shall select in its sole discretion (the “Asset Purchase”), upon the terms and subject to the conditions set forth in this Agreement;

Whereas, the board of directors of Avica (the “Avica Board”) has approved and adopted the consummation of the transactions contemplated hereby, and has determined to submit the performance of transactions contemplated by this agreement and the Exclusive License Agreement to the holders (the “Avica Stockholders”) of the shares of Avica’s Common Stock, no par value per share (the “Avica Common Stock”), for their approval by written consent; and

Whereas, the Avica Board has carefully considered the terms of this Agreement and the Exclusive License Agreement and has determined that the terms and conditions of the transactions contemplated hereby and thereby, including the Asset Purchase, are fair and in the best interests of, and are advisable to, Avica and the Avica Stockholders, and the Avica Board recommends that the Avica Stockholders vote for the approval of this Agreement, the Exclusive License Agreement, the Asset Purchase and the transactions contemplated hereby and thereby.

Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, DTS and Avica hereby agree as follows:

ARTICLE 1
THE ASSET PURCHASE

1.1           The Asset Purchase.  Subject to the other terms and conditions of this Agreement and the Asset Purchase Agreement (as defined below), the Asset Purchase may be consummated under the following circumstances:

(a)           Form of Asset Purchase Agreement.  Within forty-five (45) days after the date of this Agreement, DTS and Avica shall have prepared and agreed to the form of asset purchase agreement, together with such related agreements as shall be referenced therein (collectively, the “Asset Purchase Agreement”), pursuant to which the Asset Purchase shall be consummated in DTS’ sole discretion as set forth in this Agreement.  At such time as DTS and Avica shall have agreed to the final form of the Asset Purchase Agreement (the “Form Agreement Date”), DTS and Avica shall evidence such agreement in writing, Avica shall confirm in writing its representations and warranties thereunder as of the Form Agreement Date and the Asset Purchase Agreement shall be deemed attached as Exhibit A hereto.  The Asset Purchase Agreement shall, among other things, contain representations and warranties to be made by Avica, and shall contemplate a schedule of disclosures and exceptions to such representations and warranties (the “Avica Disclosure Schedule”).  The Asset Purchase Agreement shall also contain other schedules, including schedules that list all assets of the Company (the “Asset Schedules”).  Avica shall complete and, on the Form Agreement Date, deliver to DTS the Avica Disclosure Schedule, the Asset Schedules and such other schedules as are contemplated by the Asset Purchase Agreement, each of which shall be true, accurate and complete as of the Form Agreement Date.

(b)           Disclosure Schedules.  At any time during the Option Period (but not more than twice in any 12-month period), DTS may, upon notice to Avica (a “Disclosure Schedule Request”), require Avica to prepare an updated schedule of disclosures and exceptions to the representations and warranties of Avica contained in the Asset Purchase Agreement, together with updated Asset Schedules and updates to such other schedules as are contemplated by the Asset Purchase Agreement (collectively, an “Updated Avica Disclosure Schedule”), as if such representations, warranties and disclosures were made as of the date of such Updated Avica Disclosure Schedule, except to the extent any such representations and warranties refer expressly to an earlier date, provided, that in no event shall DTS be entitled to deliver a Disclosure Schedule Request after the Option Expiration Date.  Avica shall prepare and deliver to DTS an Updated Avica Disclosure Schedule within thirty (30) days of receipt of a Disclosure Schedule Request.  An Updated Avica Disclosure Schedule delivered pursuant to this Section 1.1(b) shall refer only to (i) disclosures of actual facts contained in the Avica Disclosure Schedule attached to the Asset Purchase Agreement as of the Form Agreement Date, and (ii) disclosures of actual facts in existence on the date of such Updated Avica Disclosure Schedule that have occurred or been discovered since the Form Agreement Date, and the Updated Avica Disclosure Schedule shall not otherwise limit or modify any of the representations and warranties made in the Asset Purchase Agreement.  No disclosure of a fact or event on an Updated Avica Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on the Avica Disclosure Schedule, or otherwise amend the Avica Disclosure Schedule.

(c)           Election by DTS to Cause The Asset Purchase.

(i)            At any time during the Option Period, DTS shall have the right to elect, in its sole discretion, to cause Avica to close the Asset Purchase (the “Option”) by delivery to Avica of a written notice of such election (a “Purchase Election Notice”) in the form of Exhibit B hereto.  The Purchase Election Notice shall also set forth the proposed closing date of the Asset Purchase (which shall, unless otherwise mutually agreed to by the parties, be no less than ten (10) days nor more than sixty (60) days after the date of the Purchase Election Notice).  In the event that Avica does not deliver an Updated Avica Disclosure Schedule to DTS within the time period specified in Section 1.1(b), the Avica Disclosure Schedule originally attached to the Asset Purchase Agreement, shall be deemed to be the final Avica Disclosure Schedule for all purposes of this Agreement and the Asset Purchase Agreement and all references to Avica Disclosure Schedule and the Updated Avica Disclosure Schedule in Article 2 hereof shall be deemed to refer to such original Avica Disclosure Schedule.  The Purchase Election Notice, when duly signed and delivered by DTS in its sole discretion, shall be deemed the irrevocable commitment of DTS and Avica to consummate the Asset Acquisition, subject to the terms and conditions of the Asset Purchase Agreement, on the closing date specified in the Purchaser Election Notice.

(ii)           Notwithstanding anything to the contrary in this Agreement but subject to Section 1.3, (A) none of the parties hereto shall have any obligation to consummate the Asset Purchase unless and until DTS delivers a Purchase Election Notice and (B) DTS is under no obligation to deliver any Purchase Election Notice or a Disclosure Schedule Request at any time.

(d)           Consummation of the Asset Purchase.  The obligations of Avica and DTS to consummate the Asset Purchase shall be subject to the satisfaction of such conditions as shall be set forth in the Asset Purchase Agreement.  Subject to the fulfillment or waiver of all of such conditions, as soon as is reasonably practicable on or after the closing date specified in the Purchase Election Notice, a closing (the “Asset Closing”) will be held at the offices of Heller Ehrman LLP in San Diego, California (or such other place as the parties may agree).  The date on which the Asset Closing is actually held is referred to herein as the “Asset Closing Date.”  On the Asset Closing Date, DTS and Avica shall cause the Asset Purchase to be consummated.

(e)           Payment of Purchase Price.  In the event DTS elects, in its sole discretion, to consummate the Asset Purchase, and subject to the fulfillment or waiver of all of the conditions contained in the Asset Purchase Agreement, at the Asset Closing, DTS shall deliver to Avica the Asset Purchase Price, which shall be payable as set forth below. ***

(i)            ***

(A)          ***

(B)           ***

(C)           ***

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(D)          ***

(E)           ***

(ii)           ***

(A)          ***

(B)           ***

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(C)           In no event shall the number of [***] Shares delivered or deliverable to Avica in payment of the Asset Purchase Price exceed five percent (5%) of the aggregate number of shares of common stock of [***] outstanding immediately prior to the Asset Closing (assuming conversion of any then-outstanding securities that are convertible into shares of capital stock of [***]) (the “Five Percent Limit”).  If the number of [***] Shares otherwise deliverable in full payment of the Asset Purchase Price would otherwise exceed the Five Percent Limit, then [***] shall pay any remaining unpaid balance of the Asset Purchase Price in cash.

(D)          The issuance of [***] Shares in payment of the Asset Purchase Price is subject to the availability of and compliance with a valid exemption from the registration or qualification provisions of U.S. federal and any applicable state or other securities laws.

(E)           Any [***] Shares issued in payment of the Asset Purchase Price shall be “restricted securities” under the U.S. federal securities laws and shall contain an appropriate legend relating thereto.

1.2           Other Provisions Relating to the Issuance of Shares.

(a)           Restricted Securities; Legend.  Any *** Shares *** issued in payment of the Asset Purchase Price shall be “restricted securities” under the U.S. federal securities laws (the “Restricted Securities”).  Any certificate representing the Restricted Securities shall be imprinted with the following legend (or the substantial equivalent thereof):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR OTHER SIMILAR RULE OR EXEMPTION AS THEN IN EFFECT, WITHOUT FIRST OBTAINING (I) IF REASONABLY REQUIRED BY THE COMPANY, A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE CONTEMPLATED SALE, TRANSFER OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT, OR (II) A ‘NO-ACTION’ OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE, TRANSFER OR OTHER DISPOSITION.”

In the event that any certificate representing *** Shares *** is imprinted with the foregoing legend (or a similar legend), DTS *** shall cause such legends to be removed in connection with any resale of such *** Shares *** that is made in compliance with, or pursuant to a valid exemption from, the registration provisions of the Securities Act.

(b)           Notice of Proposed Transfers.  Avica hereby agrees, and any other holder of any certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with

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the provisions of this Section 1.2(b).  Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice ***, of such holder’s intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.  The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144.  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.2(a) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(c)           No Fractional Shares.  In the event that all or any portion of the Asset Purchase Price is paid in the form of *** Shares, no certificates or scrip representing fractional shares of *** Shares shall be issued, but an amount in cash equal to the aggregate value of any such fractional shares *** shall instead be paid to Avica.

1.3           Payment upon Unexercised Expiration of the Option Period.

(a)           In the event that DTS shall not have consummated the Asset Purchase on or before the Option Expiration Date, then DTS shall pay to Avica the Unexercised Option Expiration Amount on the next business day following the Option Expiration Date.  Such payment shall be made by wire transfer in same day funds to Avica’s account at *** as follows:

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or at such other account as Avica may provide to DTS in a written notice pursuant to Section 8.1.

(b)           For purposes of clarity, in no event shall the Unexercised Option Expiration Amount be payable if DTS has consummated the Asset Purchase.  DTS shall not, in any event, pay both the Asset Purchase Price and the Unexercised Option Expiration Amount.

1.4           No Obligation or Liability to Avica Stockholders.  The Asset Purchase Price or the Unexercised Option Expiration Amount, in either case as applicable, shall be paid by DTS to Avica and not to the Avica Stockholders, or any of them.  Avica hereby acknowledges and confirms, and each Avica

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Stockholder, by his, her or its approval of this Agreement, acknowledges and confirms, that DTS has no obligation to and shall have no liability with respect to any or all of the Avica Stockholders with respect to the Asset Purchase Price or the Unexercised Option Expiration Amount after either such payment has been made to Avica in accordance with this Agreement.  In addition, Avica hereby covenants, and each Avica Stockholder, by his, her or its approval of this Agreement, covenants not to take or participate in any action or institute or participate in any proceeding against DTS with respect to the Asset Purchase Price or the Unexercised Option Expiration Amount after either such payment has been made to Avica in accordance with this Agreement.

1.5           ***

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF AVICA

Avica hereby represents and warrants to DTS as of the Effective Date that, except as set forth on the Schedule of Exceptions to this Agreement delivered to DTS on the Effective Date, each of the representations and warranties set forth in this Article 2 below are true and correct as of the Effective Date.

In addition, Avica shall represent and warrant to DTS as of each of (a) the Form Agreement Date and (b) the Asset Closing Date, that each of the representations and warranties that shall be set forth in the Asset Purchase Agreement are true and correct as of such dates; provided, that the representations and warranties made as of the Form Agreement Date shall be qualified by the Avica Disclosure Schedule, and the representations and warranties as of the Asset Closing Date shall be qualified by the Updated Avica Disclosure Schedule delivered by Avica most recently prior to the delivery of the Purchase Election Notice by DTS, and the references below to Avica Disclosure Schedule shall be deemed, for purposes of determining the accuracy of such representations and warranties as of the Asset Closing Date, to be references to such Updated Avica Disclosure Schedule.

Information contained in certain sections or subsections of the Schedule of Exceptions, Avica Disclosure Schedule or Updated Avica Disclosure Schedule may be applicable to other of its sections and/or subsections and Avica shall use its commercially reasonable efforts to cross-reference the exceptions to all applicable representations and warranties.  Any document, agreement, matter, or other information referenced in one section or subsection of the Schedule of Exceptions, Avica Disclosure Schedule or Updated Avica Disclosure Schedule shall be deemed referenced in all other sections or subsections therein for all purposes of this Agreement or the Asset Purchase Agreement, as applicable, if and to the extent it appears from the face of the Schedule of Exceptions, Avica Disclosure Schedule or Updated Avica Disclosure Schedule that such information would reasonably be so appropriate.  The Schedule of Exceptions, Avica Disclosure Schedule or Updated Avica Disclosure Schedule shall set forth all exceptions to the representations and warranties being made by Avica to DTS pursuant to this Agreement or the Asset Purchase Agreement, as applicable.

2.1           Organization, Good Standing and Qualification.  Avica is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted.  Avica is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  Avica has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements, and to perform its obligations under, and carry out the provisions of, this Agreement and the Related Agreements, and to carry on its business as presently conducted.

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2.2           Capitalization and Voting Rights.

(a)           The authorized capital of Avica consists of (except as otherwise disclosed in the Avica Disclosure Schedule) 40,000,000 shares of common stock, no par value per share (the “Avica Common Stock”).

(b)           The number of shares of Avica Common Stock issued and outstanding is set forth in Section 2.2(b) of Avica Disclosure Schedule.  Section 2.2(b) of the Avica Disclosure Schedule sets forth the name and address of each Securityholder and the Securities owned by each Securityholder, including in the case of instruments, options, warrants, convertible debt or other instruments and other rights to acquire capital stock of Avica, the number of shares of Avica’s capital stock each option, warrant, instrument or other right is vested or exercisable for as of the Effective Date, the Form Agreement Date or the Asset Closing Date, as applicable.

(c)           Except as set forth in Section 2.2(c) of Avica Disclosure Schedule or as expressly contemplated by this Agreement and the Related Agreements, there are not outstanding any options, warrants, instruments, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or other agreements or instruments of any kind, including convertible debt instruments, for the purchase or acquisition from Avica of any of its Securities.  Avica is not a party or subject to any agreement or understanding and, to Avica’s knowledge, there is no agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any security or by a director of Avica.

(d)           All of the issued and outstanding shares of Avica Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

2.3           Authorization; Binding Obligations; Governmental Consents.

(a)           All corporate action on the part of Avica, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, and the performance of all obligations of Avica hereunder and thereunder, have been taken prior to the Effective Date.  This Agreement and the Related Agreements will be valid and legally binding obligations of Avica, enforceable against Avica in accordance with their respective terms, except as such enforcement may be limited by (a) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (b) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in law or equity.  The option with respect to the Asset Purchase granted to DTS pursuant to this Agreement is not and the Asset Purchase will not be subject to any preemptive rights or rights of first refusal relating thereto.

(b)           No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other person on the part of Avica is required in connection with the execution and delivery of this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, except as explicitly set forth in this Agreement and the Related Agreements.

2.4           Litigation.  There is no action, suit, proceeding or investigation pending or, to the knowledge of Avica, currently threatened against Avica and its Subsidiaries or any of its officers or directors.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the knowledge of Avica, threatened involving the prior employment of any of Avica’s employees, their use in connection with Avica’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  Avica and its Subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by Avica or any of its Subsidiaries currently pending or that Avica or any of its Subsidiaries intends to initiate.

2.5           No Conflicts with Other Instruments.  The execution, delivery and performance of this Agreement and the Related Agreements will not result in violation or default of any provision of Avica’s or any of it Subsidiaries’ Articles of Incorporation or bylaws, or of any material mortgage, indenture, contract, agreement, instrument, judgment, order, writ or decree by which it is bound or, to Avica’s knowledge, of any provision of any federal or state statute, rule or regulation applicable to Avica or any of its Subsidiaries, or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, instrument, judgment, order, writ or decree, or result in the creation of any material mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of Avica or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the business, operations or any of the assets or properties of Avica or any of its Subsidiaries.

2.6           Disclosure.  Avica has provided DTS or counsel to DTS with all material information that DTS has requested in connection with its due diligence investigation relating to this Agreement and the Related Agreements.  Except as set forth in this Agreement, to the knowledge of Avica, there is no material fact relating to Avica that Avica or any of its Subsidiaries, as the case may be, has not disclosed to DTS or counsel to DTS and of which any of its officers, directors or executive employees is aware that could reasonably be expected to result in a Material Adverse Effect on Avica.

2.7           Brokers; Expenses.  No finder, broker, agent or other similar intermediary has acted for or on behalf of Avica in connection with the negotiation of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby and no finder, broker, agent or similar intermediary shall be owed any amount as a result of or in connection with this Agreement, the Related Agreements or upon any consummation of the Asset Purchase.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF DTS

DTS hereby represents and warrants to Avica as of the Effective Date, as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement.

3.1           Organization, Good Standing and Qualification. DTS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  DTS has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements to which it is a party, to carry out the provisions of this Agreement and those of the Related Agreements to which it is party, and to perform its obligations under, and carry out the provisions of, this Agreement and such Related Agreements, and to carry on its business as presently conducted and as presently proposed to be conducted.  DTS is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required and in which failure to so qualify would have a Material Adverse Effect on DTS.

3.2           Authorization; Binding Obligations; Governmental Consents.  All corporate actions on the part of DTS, and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and those of the Related Agreements to which it is a party and the performance of all obligations of DTS hereunder and thereunder have been taken; provided, that as of the Effective Date, the board of directors of DTS has not authorized any consummation of the Asset Purchase or delivery of a Purchase Election Notice.  This Agreement and the those of the Related Agreements to which DTS is a party are the valid and legally binding obligations of DTS, enforceable against DTS in accordance with their respective terms, except as such enforcement may be limited by (a) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (b) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in law or equity.

3.3           Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and the Related Agreements to which it is party, and the performance by DTS of each such agreement in accordance with their respective terms will not (a) violate the Certificate of Incorporation or bylaws of DTS, (b) breach or result in a violation of any law, rule or regulation applicable to DTS, or (c) constitute a material breach of the terms, conditions, provisions of, or constitute a default under, any judgment, order, writ or decree of any court or arbitrator to which DTS is a party or any material mortgage, indenture, agreement, contract or instrument to which DTS is a party or by which it is bound, to the extent that such breach or default could reasonably be expected to prevent DTS from consummating the transactions contemplated hereby or (d) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization, or approval applicable to the business, operations or any of the assets or properties of DTS, to the extent that such breach or default could reasonably be expected to prevent DTS from consummating the transactions contemplated hereby.

3.4           Available Resources.  At the times required, if any, pursuant to this Agreement and the Related Agreements, DTS shall have sufficient funds, debt borrowing capacity or shares of authorized and unissued capital stock to satisfy its obligations hereunder and thereunder.

3.5           Brokers; Expenses.  No finder, broker, agent or other similar intermediary has acted for or on behalf of DTS in connection with the negotiation of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby and no finder, broker, agent or similar intermediary shall be owed any amount as a result of or in connection with this Agreement, the Related Agreements or upon any consummation of the Asset Purchase.

ARTICLE 4
CONDUCT OF BUSINESS PENDING THE ASSET PURCHASE
AND RELATED COVENANTS

4.1           Conduct of Business of Avica.  Avica covenants and agrees that, during the Option Period, unless DTS shall otherwise agree in writing, Avica shall use commercially reasonable efforts to preserve the current relationships of Avica with customers, suppliers and other persons with which Avica has significant business relations.  Avica shall use its commercially reasonable efforts to satisfy and extinguish, promptly following the License Closing and to the extent funds are reasonably available for such purpose, all of its liabilities as of the License Closing.  Avica further covenants and agrees that, during the Option Period, Avica shall use its commercially reasonable efforts to (i) avoid incurring additional liabilities during the Option Period beyond Avica’s ability to satisfy such obligations as they come due and (ii) to satisfy and extinguish all liabilities incurred during the Option Period as they come due.

4.2           Negative Covenants.  During the Option Period, Avica shall not, without the prior written consent of DTS:

(a)           declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock;

(b)           pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant of Avica in such capacity, or enter into any new employment or consulting agreement with any such person;

(c)           grant any Encumbrances on any of the Licensed IP;

(d)           guarantee or act as a surety for any obligation of any third party;

(e)           initiate any voluntary bankruptcy or insolvency proceeding;

(f)            repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(g)           incur any Indebtedness for borrowed money or guarantee any such Indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(h)           enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any agreements, understandings, instruments or contracts which are material to the business of Avica as currently conducted and as proposed to be conducted.  For purposes of this Section 4.2(g), the parties hereto acknowledge that any such actions with respect to any contract or commitment, or series of related contracts or commitments, having a value in excess of $10,000 shall be deemed to be material and outside the ordinary course of business.  Any contact or commitment of any size entered into, or extended, by Avica during the Option Period shall explicitly provide that the consummation of the Asset Purchase shall not result in a breach or violation of such contract or otherwise require the payment of any fees or expenses in connection therewith, or give the other party the right to accelerate any obligations of Avica thereunder or to cause the termination of such contract;

(i)            except for the sale of Avica’s inventory, sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, taken as a whole;

(j)            cause or permit any amendments to its Restated Articles or bylaws;

(k)           terminate or waive any right that has material value to Avica;

(l)            commence any lawsuit or other legal proceeding, except as may be required or permitted pursuant to Avica’s indemnification obligations to DTS under the Exclusive License Agreement;

(m)          acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof which are material, individually or in the aggregate, to Avica’s business, taken as a whole;

(n)           merge or consolidate with any entity or initiate or consummate any voluntary liquidation or dissolution, or effect a recapitalization or reorganization in any form of transaction;

(o)           hire or retain, or continue to retain or employ, any employee or consultant having access to confidential or proprietary information of Avica unless such employee or consultant enters into, or has entered into, a proprietary information and inventions agreement, a confidentiality agreement, or a mutual confidentiality agreement with Avica in a form reasonably agreed to by DTS, or amend or otherwise modify, or grant a waiver under, any such confidentiality or proprietary information agreement with any such person;

(p)           enter into any transaction outside the ordinary course of business with any director, officer, employee, significant stockholder or family member of or consultant to any such person, corporation or other entity of which any such person beneficially owns 10% or more of the equity interests or has 10% or more of the voting power, or Subsidiary or Affiliate of Avica, except as approved by a majority of the disinterested directors of the Avica Board on terms and conditions which are fair and reasonable to Avica and no less favorable to Avica as could be obtained from a third party on an arms-length basis;

(q)           knowingly engage in any other activity which could reasonably be expected to materially impair the ability of DTS or Avica to consummate the Asset Purchase; or

(r)            permit any Subsidiary of Avica to take any action from which Avica would be prohibited pursuant to this Section.

4.3           Notice to DTS of Certain Proceedings.  In addition, during the Option Period, Avica shall deliver prompt notice to DTS of (a) the initiation or institution (or any threat thereof) of any bankruptcy or insolvency proceeding; and (b) any litigation or other legal or administrative proceeding (or threat thereof), in either case known to Avica.

4.4           Payment of Taxes, Etc.  Avica shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts, promptly following the License Closing, to file all of its Tax Returns that are overdue or delinquent as of the License Closing (taking all timely filed proper extension requests into account).  Avica shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts, promptly following the License Closing and to the extent funds are reasonably available for such purpose, timely pay and discharge all Taxes (other than Taxes contested in good faith by Avica or its Subsidiaries in appropriate proceedings), assessments and other governmental charges or levies imposed upon it or its income or any of its property as well as all claims of any kind (including claims for labor, materials and supplies), in each case, that are due and payable as of the License Closing.  In addition, Avica shall, and shall cause each of its Subsidiaries to, timely file all of its Tax Returns as they become due after the License Closing (taking all timely filed proper extension requests into account).  Avica shall, and shall cause each of its Subsidiaries to, timely pay and discharge (to the extent funds are reasonably available for such purpose) as they become due and payable following the License Closing all Taxes (other than Taxes contested in good faith by Avica or its Subsidiaries in appropriate proceedings), assessments and other governmental charges or levies imposed upon it or its income or any of its property as well as all claims of any kind (including claims for labor, materials and supplies) that, if unpaid, may by law become a lien or charge upon its properties.  All Tax Returns referenced above, shall be true, correct and complete.

4.5           Board Observation Rights.  During the Option Period, Avica shall permit one (1) representative of DTS, who shall initially be ***, to attend all formal meetings of the Avica Board at which minutes are kept in a nonvoting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents and other materials that Avica provides to its directors in such capacity; provided, however, that Avica shall be entitled to exclude such representatives from access to any material or meeting or portion thereof to the extent that Avica reasonably believes (a) that such exclusion is necessary to maintain the attorney-client privilege with respect to any material fact or advice or (b) that such material or meeting or portion thereof presents a clear conflict between Avica and DTS relating to the relationship represented by this Agreement and the Related Agreements, or otherwise.  All information obtained by DTS or such representatives pursuant to this Section 4.5 shall be kept confidential in accordance with Article 7 of this Agreement, to the extent it constitutes Confidential Information.

ARTICLE 5
ADDITIONAL AGREEMENTS

5.1           Notices; Consents; Filings.  From and after the delivery of a Purchase Election Notice, Avica shall use its commercially reasonable efforts, at Avica’s expense, to obtain all necessary third party consents required in connection with the Asset Purchase.  In the event that Avica shall fail to obtain any third party consent necessary for the consummation of the Asset Purchase, Avica shall use commercially reasonable efforts, and take any such actions reasonably requested by DTS, to minimize any adverse effect upon DTS and its Subsidiaries, and its business resulting, or which could reasonably be expected to result after the Asset Closing, from the failure to obtain such consent.

5.2           Stockholders Meeting; Written Consent. Subject to the fiduciary duties of the Avica Board under applicable law, in addition to the solicitation of stockholder approval required under Section 5.4, if requested by DTS in writing (a “Meeting Request”) at any time during the Option Period, Avica shall, at its option, (a) cause a meeting of the Avica Stockholders (a “Stockholders Meeting”), to be called for purposes of approving, reapproving or ratifying the Asset Purchase and this Agreement, or

***  Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(b) circulate a solicitation for written consent in lieu of such Stockholders Meeting for the same purposes (a “Written Consent”).  In the event that DTS delivers a Meeting Request pursuant to this Section 5.2, Avica shall cause a Stockholders Meeting to be held, or a solicitation for Written Consent to be delivered to each of its stockholders, on such date as may be reasonably requested by DTS and set forth in the Meeting Request and is consistent with Avica’s bylaws and applicable law, and shall distribute on a timely basis to all stockholders of Avica any soliciting materials relating to such meeting or solicitation for Written Consent (including any information prepared by DTS and, to the extent such information statement or proxy statement relates to Avica or the Asset Purchase, reasonably approved by Avica).  Subject to the fiduciary duties of the Avica Board under applicable law, any such information statement, proxy statement or prospectus shall be distributed together with a copy of the recommendation of the Avica Board that the Avica Stockholders vote “FOR” the approval and adoption of the Asset Purchase and this Agreement.

5.3           Further Assurances.

(a)           Following the delivery of a Purchase Election Notice, each of DTS and Avica will:

(i)            use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Asset Purchase and the transactions contemplated hereby, including using its commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (if any) as are necessary for the consummation of the Asset Purchase and the other transactions contemplated hereby and to fulfill the conditions set forth in the Asset Purchase Agreement.  In case, at any time after the Asset Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action; and

(ii)           cooperate and use its commercially reasonable efforts to vigorously contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Asset Purchase and the other transactions contemplated hereby, including by vigorously pursuing all available avenues of administrative and judicial appeal.

(b)           From the Effective Date until the Asset Closing, Avica will take all further action that is necessary or desirable to carry out the purposes of this Agreement, and the proper officers and directors of Avica shall use their commercially reasonable efforts to take all such action and shall refrain from taking any actions which would be contrary to, inconsistent with or against, or would frustrate the essential purposes of, the transactions contemplated by this Agreement, if DTS were to deliver a Purchase Election Notice.

5.4           Stockholder Approval.  Following the execution of this Agreement, Avica will promptly solicit and obtain the approval by written consent of the execution and delivery by Avica of this Agreement, the Exclusive License Agreement, the Escrow Agreement and the Asset Purchase Agreement and the consummation of the transactions contemplated hereby and thereby, by Avica Stockholders holding at least 90% of the outstanding shares of Avica Common Stock (the “Stockholder Ratification”).  Such solicitation shall be in form and substance reasonably approved by DTS, and distributed to the Avica Stockholders no later than 3 business days after the Form Agreement Date.  Avica shall take all other action necessary or advisable to secure the Stockholder Ratification, by vote or written consent, consistent with California Law.

5.5           Voting Agreement.  Avica shall use reasonable efforts to cause Avica Shareholders holding at least two-thirds (2/3) of all outstanding shares of Avica’s common stock to enter into and deliver the Voting Agreement to DTS on or prior to the date hereof.

5.6           Notice of Developments.  Avica shall use reasonable efforts to give prompt written notice to DTS of any material development causing a breach of any of its representations and warranties in this Agreement or the Exclusive License Agreement.

5.7           Exclusivity.

(a)           From and after the date of this Agreement until the Asset Closing or termination of this Agreement pursuant to Article 8, Avica will not, nor will it authorize or permit any of its officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement of any Alternative Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Alternative Proposal, (iii) engage in discussions with any person with respect to any Alternative Proposal, except as to disclose the existence of these provisions, (iv) endorse or recommend any Alternative Proposal (except if required pursuant to the exercise of such person’s fiduciary duty), or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Alternative Proposal.  Avica and its Subsidiaries will, and will cause their respective officers, directors, Affiliates, employees, investment bankers, attorneys and other advisors and representatives to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Proposal.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Avica or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Avica or any of its Subsidiaries shall be deemed to be a breach of this Section 5.7 by Avica.

(b)           In addition to the obligations of Avica set forth in Section 5.7(a), Avica as promptly as practicable shall advise DTS in writing of any Alternative Proposal or of any request for nonpublic information or other inquiry which Avica reasonably believes could lead to an Alternative Proposal, the material terms and conditions of such Alternative Proposal (to the extent known), and the identity of the person or group making any such request, inquiry or Alternative Proposal.  Avica agrees to keep DTS informed on a current basis of the status and details (including any material amendments or proposed amendments) of any such request, inquiry or Alternative Proposal.

5.8           Access to Properties and Information.  At all times until the expiration of the Option Period, Avica will afford to DTS and its authorized representatives, upon reasonable notice, reasonable access during normal business hours to all properties, books, records, contracts and documents of Avica as DTS and such authorized representatives may reasonably request and a complete opportunity to make such investigations as DTS and such authorized representatives reasonably request, and Avica will furnish or cause to be furnished to DTS and its authorized representatives all such information with respect to the affairs and businesses of Avica as they may reasonably request.  All information obtained by DTS pursuant to this Section 5.8 shall be kept confidential in accordance with Article 7 of this Agreement, to the extent it constitutes Confidential Information.  No investigation pursuant to this Section 5.8 shall affect any representation or warranty in this Agreement, the Asset Purchase Agreement or the Related Agreements of any party hereto or thereto or any condition to the obligations of the parties hereto or thereto.

5.9           Public Announcements.

(a)           On or after the Effective Date, DTS and Avica shall issue a joint press release, reasonably acceptable to both parties, regarding the transactions contemplated by the Exclusive License Agreement and this Agreement.

(b)           Following the Effective Date, DTS shall be permitted to make such public disclosure regarding the content of this Agreement and the Related Agreements if it is advised in good faith by outside legal counsel that such disclosure may reasonably be required under or by any applicable law, regulatory or securities exchange listing agreement.  Nothing herein express or implied shall require DTS to consult with Avica following the Asset Closing.

(c)           Except as provided under Section 5.9(a), Avica shall not, nor shall any Avica Stockholder or employee, officer, director, consultant or advisor of Avica, without the prior written consent of DTS, issue any press release or otherwise make any public statements with respect to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby at any time, other than as may be required by law or legal process, and then only in compliance with the notice provisions of Article 7.

(d)           Notwithstanding anything herein to the contrary, DTS may in its reasonable discretion issue press releases and make public announcements relating to its products and services, including any Avica products or services sold and/or licensed by DTS, or any other disclosure that is consistent with prior press releases or public announcements that are permitted under this Section 5.9.

(e)           ***

ARTICLE 6
TERMINATION

This Agreement may be terminated and the Asset Purchase may be abandoned at any time prior to the Asset Closing, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the Avica Stockholders:

(a)           by the mutual written consent of the parties;

(b)           by DTS at any time in its sole discretion upon written notice to Avica, which will be deemed to include any written notice to Avica delivered by DTS that DTS will not exercise the Option (the “Termination Notice”); provided, that in the event DTS exercises its rights under this Article 6, then DTS shall pay to Avica the Unexercised Option Expiration Amount on the next business day following effectiveness of the Termination Notice.  Upon the effectiveness of any termination of this Agreement as a result of delivery by DTS of a Termination Notice, the Exclusive License Agreement shall also be terminated.  The obligation of DTS to pay Avica the Unexercised Option Expiration Amount shall survive the termination of this Agreement.

ARTICLE 7
CONFIDENTIALITY

A party receiving or having access to Disclosing Party’s Confidential Information (each, a “Recipient”) will not use Disclosing Party’s Confidential Information except as permitted herein, and will

***  Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

not disclose, except as expressly permitted herein, such Confidential Information to any third party except to Recipient’s employees and consultants as is reasonably required in connection with the exercise of Recipient’s rights and obligations under this Agreement (“Authorized Representatives”).  Each Recipient will ensure that each of its Authorized Representatives, before obtaining access to the Disclosing Party’s Confidential Information, is bound by a written confidentiality agreement, with provisions to protect such Confidential Information at least as restrictive as those contained herein.  Each Recipient shall be responsible for any breach of this Section 8 by its Authorized Representatives.  Each Recipient agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Disclosing Party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information.  Such measures shall include the highest degree of care that Recipient utilizes to protect its own Confidential Information of a similar nature, which shall be no less than reasonable care.  However, each Recipient may disclose Confidential Information of Disclosing Party:  (i) pursuant to the order or requirement of a court, administrative agency or other governmental body, provided that Disclosing Party gives reasonable notice to the other party to contest such order or requirement; and (ii) on a confidential basis to legal or financial advisors, who shall be deemed to be Authorized Representatives hereunder.  Whether or not a protective order or other such remedy is obtained, or whether the Disclosing Party waives compliance with the provisions hereof, Recipient agrees to (a) furnish only that portion of the Confidential Information that Recipient is legally required to furnish or disclose and (b) exercise Recipient’s reasonable efforts to obtain assurance that confidential treatment was accorded such Confidential Information.  Upon expiration or termination of this Agreement for any reason, Recipient shall, as reasonably instructed by the Disclosing Party, promptly destroy or return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Confidential Information and all copies thereof, and purge all electronic copies or other representations thereof that are under Recipient’s direct or indirect control.  Notwithstanding the foregoing, Avica or its legal counsel and DTS’ legal counsel, respectively, shall be permitted to retain one (1) copy of all such Confidential Information in its records for archival purposes, provided such Confidential Information remains subject to the terms and conditions set forth in this Article 7.

ARTICLE 8
GENERAL PROVISIONS

8.1           Notices.  All notices, claims and demands hereunder, and all other communications which are required to be given in writing pursuant to this Agreement, shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by express mail courier or by facsimile with confirmation copy sent by first class mail (received at the facsimile machine to which it is transmitted prior to 5 p.m., local time, on a business day for the party to which it is sent, or if received after 5 p.m., local time, as of the next business day) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.1):

if to DTS:

DTS, Inc.

5171 Clareton Drive

Agoura Hills, California  91301

Attention:  General Counsel

Telephone:  (818) 706-3525

Facsimile:  (818) 827-2470

with a copy to:

Heller Ehrman LLP

4350 La Jolla Village Drive

San Diego, CA  92122

Attention:  Kirt Shuldberg, Esq.

Telephone:  (858) 450-8400

Facsimile:  (858) 450-8499

if to Avica:

Avica Technology Corporation

1202 Olympic Blvd.

Santa Monica, CA  90404

Attention:  President

Telephone:  (310) 985-9840

with a copy to:

Mitchell Silberberg & Knupp LLP

11377 West Olympic Blvd.,

Los Angeles, CA 90064

Attention: Jan Powers, Esq.

Telephone:  (310) 312-3257

Facsimile:  (310) 231-8357

8.2           Certain Definitions.  For purposes of this Agreement, the term:

“Affiliate” means, with respect to any person, any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.  Until the consummation of the Asset Purchase, Avica shall not be deemed for any purposes of this Agreement to be an Affiliate of DTS.

“Alternative Proposal” means any bona fide offer or proposal (other than an offer or proposal by DTS) relating to any Prohibited Transaction.

“Asset Purchase Price” means $1,500,000 minus (i) the aggregate amount of all liabilities of Avica outstanding as of the Asset Closing Date that are expressly assumed by DTS (excluding future ongoing obligations under executory contracts); (ii) the aggregate amount of the sum of (a) the accounts receivable balance and (b) 30% of the inventory balance, in each case, on Avica’s balance sheet dated as of the date of the License Closing; and (iii) all DTS Direct Liability Payments which have not been reimbursed to DTS out of the Liability Escrow.

“business day” (whether such term is capitalized or not) means any day other than Saturday, Sunday or a legal holiday that banks located in Los Angeles, California are closed for business.

“California Law” means the California Corporations Code of the State of California, as amended.

“Confidentiality Information” means with respect to a party hereto (the “Disclosing Party”), collectively:  (i) all technical, financial and/or business information of any kind whatsoever, including all data, compilations, blueprints, plans, audio and/or video recordings and/or devices, information on computer disks, software, source code, object code, tapes, printouts and other printed, typewritten or handwritten documents, specifications, systems, schemas, methods (including delivery, storage, receipt, transmission, presentation and manufacture of audio, video, informational or other data or content), strategies, business or marketing development plans, customer lists, research projections, processes, techniques, designs, sequences, components, programs, technology, ideas, know-how, improvements, inventions (whether or not patentable or copyrightable), information about operations and maintenance, trade secrets, formulae, models, patent disclosures, information regarding the skills and compensation of the Disclosing Party’s employees, information concerning the actual or anticipated business, research or development of the Disclosing Party or its actual or potential customers or partners, information which is or has been generated or received in confidence by or for the Disclosing Party by or from any person; (ii) any and all tangible and intangible embodiments thereof of any kind whatsoever including all compositions, machinery, apparatus, records, reports, drawings, copyright applications, patent applications, documents, samples, prototypes, models, products and the like; and (iii) any extensions or derivatives thereof of any kind whatsoever.  Confidential Information does not include information that the Recipient proves:  (a) is or becomes generally known to the public through no fault or breach of this Agreement by the Recipient; (b) is known to the Recipient at the time of disclosure without an obligation of confidentiality; (c) is entirely independently developed by the Recipient without any access or reference to or use of the Disclosing Party’s Confidential Information; (d) the Recipient rightfully obtains from a third party without restriction on use or disclosure; or (e) is disclosed with the prior written approval of the Disclosing Party.  Information shall not be deemed to be in the public domain as a result of the individual elements being separately found in the public domain.

“DTS Direct Liability Payments” means any amount DTS pays to any third party to satisfy any liability of or claim against Avica pursuant to the terms and conditions of the Escrow Agreement.

“Encumbrance” shall have the meaning set forth in the Exclusive License Agreement.

“Escrow Agreement” shall have the meaning set forth in the Exclusive License Agreement.

“Exchange” means the applicable principal public market, exchange or trading system on which *** Shares *** are traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” (whether such term is capitalized or not) means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission.

“Indebtedness” means, as applied to any person, (a) all indebtedness for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Liability Escrow” shall have the meaning set forth in the Exclusive License Agreement.

“License Closing” means the closing under the Exclusive License Agreement.

“License Term” shall have the meaning set forth in the Exclusive License Agreement.

***  Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

“Licensed IP” shall have the meaning set forth in the Exclusive License Agreement.

“Material Adverse Effect” means with respect to Avica or DTS, as the case may be, any change or effect that, when taken individually or together with all other adverse changes or effects, is or is reasonably likely to be materially adverse to the business, results of operations and financial condition of Avica or DTS, as the case may be, and their respective Subsidiaries, taken as a whole.

“Option Expiration Date” means the last day of the Option Period.

“Option Period” means the period beginning upon the License Closing and ending on expiration or earlier termination of the License Term.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Prohibited Transaction” means (a) any transaction or series of related transactions other than the transactions contemplated by this Agreement involving the purchase of all or any significant portion of the capital stock or assets of Avica, (b) any agreement to enter into a business combination with Avica, (c) any agreement made, other than in the ordinary course of business, with regard to the Intellectual Property owned or licensed by Avica, and (d) any other extraordinary business transaction involving the license of all or substantially all of the Intellectual Property owned or licensed by Avica.

“Related Agreements” means the Exclusive License Agreement, the Voting Agreement and all other agreements entered into in connection therewith.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means all shares of Avica Common Stock, all outstanding options, warrants, convertible notes, rights of conversion and other rights to acquire capital stock of Avica, and all shares issuable upon exercise or conversion of all options, warrants, convertible notes, rights of conversion and other rights to acquire stock of Avica, outstanding from time to time, whether or not then currently vested, exercisable or convertible.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securityholder” means any holder of Securities.

“Subsidiary or Subsidiaries” (whether or not capitalized) of any person means (i) any corporation of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock the holders of which are generally entitled to vote for the election of the board of directors of such corporation, or (ii) any partnership, limited liability company, association, trust, joint venture, or other non-corporate entity in which such person (either alone or through or together with any other Subsidiary) holds, directly or indirectly, an equity interest.

“Unexercised Option Expiration Amount” shall mean a one time payment equal to $500,000, which shall be payable solely as described in Sections 1.3 and 6(b).

“Voting Agreement” means that certain Voting Agreement in substantially the form of Exhibit C attached hereto.

8.3           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters referred to herein are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the matters referred to herein be consummated as originally contemplated to the fullest extent possible.

8.4           Entire Agreement; Assignment.  This Agreement, together with the Related Agreements, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.  DTS shall have the right to assign all of its rights and obligations under this Agreement to any entity which is, at the time of assignment, an Affiliate of DTS, notwithstanding that the assignee may not continue to be an Affiliate of DTS thereafter; provided, that no such assignment to an Affiliate shall relieve the assigning party of its obligations hereunder.  In the event of such an assignment, all rights and obligations of DTS hereunder shall be deemed to be rights and obligations of such assignee.  DTS or its assignee shall also have the right to assign all of its rights and obligations under this Agreement to any person that acquires a majority by voting power of all of the capital stock, or substantially all of the assets, of DTS or its assignee or the division or business unit of DTS or its assignee responsible for the business of Avica; provided, that such person assumes this Agreement, in writing, and agrees to be bound by and to comply with all of the terms and conditions hereof.  Avica shall not assign, delegate or transfer its rights and obligations under this Agreement to any third party without the prior written consent of DTS.  For purposes of this Agreement, an “assignment” by Avica under this Section 8.4 shall be deemed to include each of the following: (a) a change in beneficial ownership of Avica of greater than twenty percent (20%) (whether in a single transaction or series of transactions); (b) a merger of Avica with another party, whether or not Avica is the surviving entity; (c) the acquisition of more than twenty percent (20%) of any class of Avica’s voting stock (or any class of non-voting security convertible into voting stock) by a person who is not currently a shareholder of Avica (whether in a single transaction or series of transactions); and (d) the sale of more than twenty percent (20%) of Avica’s assets (whether in a single transaction or series of transactions); provided, however, that an assignment shall not be deemed to include (i) any change in beneficial ownership resulting from the conversion of convertible securities, outstanding as of the Effective Date, by existing Avica Stockholders, or (ii) any change in beneficial ownership resulting from a transfer of Avica shares made in compliance with Avica’s Bylaws, as in effect on the Effective Date, to any third party who is not in DTS’ judgment a competitor or potential competitor of DTS and so long as each permitted transferee agrees in writing to be bound by and comply with the terms and conditions of the Voting Agreement as if such transferee were a Shareholder (as defined in such Voting Agreement) and a signatory to such Voting Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

8.5           Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

8.7           Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of California applicable to contracts executed in and to be performed in that state.

8.8           Consent to Jurisdiction.  Avica and DTS consent to jurisdiction and venue in the state and federal courts in Los Angeles, California.

8.9           Headings; Interpretation.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the word “include,” “includes,” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation.”

8.10         Counterparts.  This Agreement may be executed and delivered (including by facsimile or pdf transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.11         Fees and Expenses.  All costs and expenses incurred in connection with this Agreement and the Asset Purchase by Avica shall be paid by Avica.  All costs and expenses incurred in connection with this Agreement and the Asset Purchase by DTS shall be paid by DTS.

8.12         Amendment.  Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of the parties.

8.13         Waiver.  At any time prior to the Asset Closing, DTS and Avica may agree to (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other, as the case may be, with any agreement or condition contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

8.14         Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law, in equity or otherwise.

8.15         Force Majeure.  Except with respect to the payment of money, neither party will be responsible for any failure or delay in its performance under this Agreement due to causes beyond its reasonable control, including labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, riot, act of God or governmental action.

[The remainder of the page is intentionally left blank.]

In Witness Whereof, DTS and Avica have duly executed this Option Agreement as of the date first above written.

DTS, Inc.

By:	/s/ Jon E. Kirchner
Jon Kirchner
President and Chief Executive Officer

Avica Technology Corporation

By:	/s/ Nicholas J. Clay
Nicholas J. Clay
Chairman and Chief Executive Officer

Signature page to Option Agreement

LIST OF EXHIBITS

Exhibit A                                                Form of Asset Purchase Agreement

Exhibit B                                                Purchase Election Notice

Exhibit C                                                Form of Voting Agreement

EXHIBIT A

Form of Asset Purchase Agreement

Intentionally Omitted.

EXHIBIT B

Purchase Election Notice

Intentionally Omitted.

EXHIBIT C

Form of Voting Agreement

Intentionally Omitted.